Consent of Independent Certified Public Accountants

     We have issued our report dated December 13, 1996 accompanying the financial statements of Insured Municipals Income Trust, 134th Insured Multi-Series as of October 31, 1996, and for the period then ended, contained in this Post-Effective Amendment No. 4 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".






                                        Grant Thornton LLP



Chicago, Illinois
February 24, 1997